Supplement dated January 13, 2006 to prospectus supplement dated December 19, 2005 (to prospectus dated November 16, 2005)

$1,094,500,100

(Approximate)

CWABS Asset-Backed Certificates Trust 2005-IM3

Issuer

CWABS, INC.

Depositor

[LOGO]

HOME LOANS

Seller

Countrywide Home Loans Servicing LP

Master Servicer

Asset-Backed Certificates, Series 2005-IM3

Distributions are payable on the 25th day of each month, beginning in January 2006

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated December 19, 2005.

The Prospectus Supplement is hereby amended as follows:

The table included in the definition of “Cumulative Loss Trigger Event” shall be deleted in its entirety and replaced with the following:

Distribution Date	Percentage
January 2008 — December 2008	0.50% with respect to January 2008, plus an additional 1/12th of 0.50% for each month thereafter until December 2008
January 2009 — December 2009	1.00% with respect to January 2009, plus an additional 1/12th of 0.75% for each month thereafter until December 2009
January 2010 — December 2010	1.75% with respect to January 2010, plus an additional 1/12th of 0.25% for each month thereafter until December 2010
January 2011 — December 2011	2.00% with respect to January 2011, plus an additional 1/12th of 0.50% for each month thereafter until December 2011
January 2012 and thereafter	2.50%

$1,094,500,100

(Approximate)

CWABS Asset-Backed Certificates Trust 2005-IM3

Issuer

Asset-Backed Certificates, Series 2005-IM3

CWALT, INC.

Depositor

Countrywide®

HOME LOANS

Seller

Countrywide Home Loans Servicing LP

Master Servicer

_______________

Prospectus Supplement

_______________

Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2005-IM3 Asset-Backed Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-IM3 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2005-IM3 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

January 13, 2006